Exhibit 10.35

EXECUTION COPY

November 24, 2010

Personal and Confidential

Mr. Marc Spilker

[Address on File with Company]

Dear Marc:

We are pleased to confirm the following terms in connection with your employment with Apollo Management Holdings, L.P. (together with its current and future affiliated entities, other than portfolio companies of the investment funds managed by the Company or its affiliates, the “Company”). Unless otherwise defined herein, capitalized terms shall have the meanings set forth at the end of this letter agreement.

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Positions & Reporting. You will be employed as the President of the Company and serve as a non-voting member of the Executive Committee. You shall report to the three other members of the Company’s Executive Committee.

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Responsibilities. As President of the Company, you shall have overall responsibility for the operations of all of the Company’s various investment management businesses, including private equity, capital markets and real estate, and shall have authority commensurate with such position and responsibilities. You shall not be responsible for the investment decisions and/or the investment process made in connection with any of the Company’s affiliated investment funds and/or managed accounts managed by the Company’s investment management entities.

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Term. Your employment with the Company shall be for an initial term of approximately two (2) years commencing on December 1, 2010 (the “Start Date”) and expiring on December 31, 2012 (the “Initial Term”), unless terminated earlier as set forth herein. Thereafter, your employment shall automatically continue pursuant to the terms of this letter agreement (and any amendments thereto) and the Term automatically shall be extended for additional consecutive terms of one (1) year (each a “Renewal Term”), unless notice of non-renewal is delivered in writing by either you or the Company to the other party no later than ninety (90) days prior to the commencement of the initial and any subsequent Renewal Term. The Initial Term and any Renewal Term shall be referred to herein as the “Term.”

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Annual Base Salary. You will be entitled to an annual base salary (“Base Salary”) at the rate of $2,000,000, which Base Salary shall accrue day to day and be paid in accordance with the Company’s normal payroll practices applicable to similarly situated employees.

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Plan Grant. Subject to the approval of the committee that administers the 2007 Omnibus Equity Incentive Plan (the “Plan”), you will be granted, on the Start Date, (i) options (the “Options”) to purchase 5,000,000 Class A Shares of Apollo Global Management, LLC (“Class A Shares”), with an exercise price of the greater of $8.00 per share and the “fair market value” (as defined in, and determined by the Plan administrator in accordance with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder) of a Class A Share on the grant date (the “Option Award”), and (ii) restricted stock units (the “RSUs”) in respect of 2,500,000 Class A Shares. The Options and the RSUs shall be granted pursuant to and subject to the Plan and the terms of the award agreements in respect of such awards, which are attached hereto as Exhibits A and B (respectively, the “Stock Option Agreement” and the “Restricted Share Unit Award Agreement”).

The Options will vest over a period of six (6) years as follows: (i) 4/24 of the Options will vest on December 31, 2011, and (ii) the remainder of the Options will vest in equal installments on the last day of each of the next 20 calendar quarters thereafter, provided that you remain in continuous service with the Company or its affiliates through each such vesting date, except as set forth below; provided further, that fifty percent (50%) of any unvested portion of the Option Award as of the Notice Date shall vest on the Notice Date if the Company terminates your employment without Cause, you resign for Good Reason, or your employment is terminated due to your death or Disability, in accordance with the terms and conditions set forth below in the section of this letter agreement entitled “Termination of Employment.” Any portion of the Option Award that is unvested as of the Notice Date, after giving effect to the accelerated vesting set forth above, shall be forfeited as of the Notice Date. Upon the termination of your employment (the “Termination Date”), all vested Options, including those that vest as a result of such termination of employment, shall continue to be outstanding and exercisable for the periods set forth in the applicable award agreement. In addition to the manners permitted under the Plan, in satisfaction of the exercise price of any Options, you may direct the Company to deduct from the Class A Shares issuable upon exercise of such Options a number of Class A Shares having an aggregate Fair Market Value (as defined in the Plan) equal to the sum of the aggregate exercise price in respect of the Options being exercised.

The RSUs will vest over a period of six (6) years as follows: (i) 4/24 of the RSUs will vest on December 31, 2011, and (ii) the remainder of the RSUs will vest in equal installments on the last day of each of the next 20 calendar quarters thereafter, except as set forth below, provided that you remain in continuous service with the Company or its affiliates through each such vesting date; provided further that fifty percent (50%) of any unvested portion of the RSUs as of the Notice Date shall vest on the Notice Date if the Company terminates your employment without Cause, you resign for Good Reason, or your employment is terminated due to your death or Disability, in accordance with the terms and conditions set forth below in the section of this letter agreement entitled “Termination of Employment.” Any portion of the RSUs that is unvested as of the Notice Date, after giving effect to the accelerated vesting set forth above, shall be forfeited as of the Notice Date. Class A Shares in respect of vested RSUs shall be delivered in accordance with the issuance schedule set forth in Exhibit A to the Restricted Share Unit Award Agreement. Distributions in respect of the Class A Shares underlying the RSUs shall accrue and be delivered in accordance with Section 4 of the Restricted Share Unit Award Agreement.

Fractional Class A Shares underlying the Options and the RSUs will not vest until they accumulate to equal one whole share. With respect to all Class A Shares underlying the Options and the RSUs, you will have customary demand registration rights. In connection with the grant of the Options and the RSUs, on the Start Date, the Company shall cause to be entered into the Joinder Agreement between you and Apollo Global Management, LLC.

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Equity Purchase. On or prior to the date that the Company’s Class A Shares are listed on the New York Stock Exchange, you agree to purchase $7,500,000 of the Company’s Class A Shares either in open market purchases (in accordance with the Company’s compliance policies and procedures) or as an issuance from the Company. The price for any purchase from the Company shall be equal to the fair market value of the Class A Shares at the time of such purchase.

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Co-Investment. You shall be provided the opportunity (but shall not have the obligation) to co-invest in the Company’s affiliated investment funds and managed accounts on the same terms and conditions generally offered to other senior executives of the Company.

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Political Contributions. Except as otherwise disclosed to the Company in writing, in the six (6) months prior to the date hereof neither you nor your spouse (i) has donated to a state or local political campaign in any of the fifty states or Washington D.C., or (ii) has donated to a candidate for any federal office where such candidate held any state or local political office at the time of the contribution.

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Assurances. You represent that, except as previously disclosed to the Company, (i) you are not a party to any agreement that would prohibit you from entering into employment with the Company; (ii) no trade secret or proprietary information belonging to your previous employer will be disclosed by you at the Company and that no such information, whether in the form of documents (electronic or otherwise), memoranda, software, etc., will be retained by you or brought with you to the Company; and (iii) you have brought to the Company’s attention and provided it with a copy of any agreement that may impact your future employment with the Company or performing the services contemplated, including but not limited to any non-disclosure, non-competition, non-solicitation or invention assignment agreements containing future work restrictions. You further represent that prior to the Start Date you will not take any actions on behalf of the Company or engage in any discussions or communications on behalf of the Company, including, without limitation, with any prospective Company employees or other service providers.

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Notice Entitlement. The Company may terminate your employment with or without Cause. The period of notice that we will give you to terminate your employment without Cause is ninety (90) days. The Company may terminate your employment for Cause without notice. You agree to give the Company ninety (90)-days’ notice should you decide to leave the Company for any reason. Notice of termination for any reason will be delivered to the applicable party in writing and the date of such delivery shall be referred to herein as the “Notice Date”, except in the case of termination due to your death or Disability, in which case the Termination Date will be the Notice Date. We reserve the right to require you to not be in the Company’s offices and/or not to undertake all or any of your duties and/or not to contact Company clients, colleagues or advisors (unless otherwise instructed) during all or part of any period of notice of your termination of service. During any such period, you will remain a service provider to the Company owing all duties of fidelity and confidentiality to the Company and subject to all terms and conditions of your employment, and you may not be employed or engaged in any other business during this period.

•	Payment in Lieu of Notice. We reserve the right to pay you in lieu of notice on a termination without Cause or resignation by you.

•	Termination of Employment.

Termination by the Company without Cause or by You for Good Reason. If your employment is (i) terminated by the Company without Cause, which for purposes of this letter agreement, the Stock Option Agreement and Restricted Share Unit Award Agreement shall include the Company’s delivery of notice of non-renewal of the Term (and other than due to your death or Disability) or (ii) you resign your employment for Good Reason, (a) you shall receive severance in an amount equal to six (6) months of your Base Salary at the rate then in effect on the Termination Date, such payment to be made in a lump sum on the sixtieth (60th) day following the Termination Date; (b) fifty percent (50%) of the unvested portion the Options as of the Notice Date shall vest on the Notice Date; and (c) fifty percent (50%) of any unvested portion of the RSUs as of the Notice Date shall vest on the Notice Date. Any portion of the Option Award or RSUs that is unvested as of the Notice Date, after giving effect to the accelerated vesting set forth above, will be forfeited as of the Notice Date. Both the severance and the acceleration of the unvested equity set forth in this paragraph are expressly conditioned upon your delivery to the Company of a general release of claims for the benefit of the Company and its affiliates and related persons, which shall in no event require you to waive rights under this letter agreement, accrued or vested rights, your rights to indemnification and coverage under any director and officer liability insurance policies, or your rights as a shareholder or holder of any other interests in the Company or its affiliates, with such release becoming effective and irrevocable prior to the sixtieth (60th) day following the Termination Date.

Termination due to Death or Disability. If your employment is terminated as a result of either your death or Disability, fifty percent (50%) of any unvested portion of the Options and the RSUs (and the related accrued distributions) shall vest as of the Termination Date.

Other than as set forth above and except with respect to any rights you may have under the terms of any compensation or benefit plans or investment programs of the Company in which you participate and rights to receive accrued and unpaid base salary and vacation pay through your Termination Date, you will not be entitled to any additional payments or benefits in the event of the termination of your employment.

The foregoing severance payments and benefits are intended to be exempt from Section 409A of the Code with respect to (i) above as a short term deferral pursuant to Treas. Reg. §1.409A-l(b)(4) and with respect to (ii) above as a nonstatutory stock option not providing for the deferral of compensation pursuant to Treas. Reg. §1.409A-l(b)(5)(i)(A). Notwithstanding the foregoing, if for any reason any portion of the foregoing severance payments and benefits are deemed to be nonqualified deferred compensation subject to Section 409A of the Code, the following rules of construction shall apply to that portion of the payment or benefit. Any termination of your employment triggering payment of benefits under this paragraph must constitute a “separation from service” under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-l(h) before distribution of such benefits can commence. To the extent that the termination of your employment does not constitute a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-l(h) (as the result of further services that are reasonably anticipated to be provided by you to the Company at the time your employment terminates), any benefits payable under this letter agreement upon your termination (other than due to your death) that constitute deferred compensation under Section 409A of the Code shall be delayed until after the date of a subsequent event constituting a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-l(h). For purposes of clarification, this paragraph shall not cause any forfeiture of benefits on your part, but shall only act as a delay until such time as a “separation from service” occurs. Further, if you are a “specified employee” (as that term is used in Section 409A of the Code and regulations and other guidance issued thereunder) on the date your separation from service becomes effective and the payment of the amounts under this letter agreement constitute non-qualified deferred compensation, the payment of which would result in penalties under Section 409A of the Code, then such payments shall be delayed until the business day following the six (6)-month anniversary of the date your separation from service becomes effective, but only to the extent necessary to avoid such penalties under Section 409A of the Code. On the business day following the six (6)-month anniversary of the date your separation from service becomes effective, the Company shall pay you in a lump sum the aggregate value of the non-qualified deferred compensation that the Company otherwise would have paid you prior to that date under this letter agreement. It is intended that each installment of the payments and benefits provided under this letter agreement shall be treated as a separate “payment” for purposes of Section 409A of the Code. If you die during the Section 409A postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of your estate on the first to occur of the delayed payment date or thirty (30) days after the date of your death. Neither the Company nor you shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A of the Code.

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Benefits. From the Start Date, you will be entitled to participate in the various group health, disability and life insurance plans and other employee programs, including sick and vacation time, as generally are offered to other senior executives from time to time. Specifically, with respect to vacation, you will be entitled to four (4) weeks of vacation per year subject to applicable Company policies. No more than five (5) days of accrued but unused vacation shall be carried forward past the end of any calendar year. In addition, you shall be entitled to indemnification and coverage under a director and officer liability insurance policy on terms and conditions no less favorable than those that apply to the other members of the Executive Committee.

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Employment in Good Standing; Compliance. While we certainly look forward to a mutually rewarding association, as you can appreciate the Company is subject to and has various compliance procedures in place. As such, you understand that your continued employment will be subject to, your adherence to the Company’s written policies, procedures and compliance manuals as in effect from time to time covering your employment, copies of which will be separately made available to you.

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Confidentiality. You and the Company agree to maintain the confidentiality of this letter agreement (and any related understandings, including your compensation arrangements and amounts) at all times and you will not discuss such matters with any person other than your spouse, accountant, financial and tax advisors or attorney, except that either party to this letter agreement may make such disclosure (i) to the extent necessary with respect to any litigation, arbitration or mediation involving this letter agreement, including, but not limited to, the enforcement of this letter agreement, or (ii) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order you to disclose or make accessible any information contained herein.

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No Solicitation or Competition. In consideration of the above, during your employment with or provision of services to the Company and for twelve (12) months following the Notice Date, you shall not (including through another person) (a) induce or attempt to induce: (i) any employee of the Company to leave the employment of the Company or (ii) any person who was an employee of the Company within the previous twelve (12) months, to take up employment or engagement in a similar capacity with a Competitive Business, or in any way interfere with the relationship between the Company, on the one hand, and any employee thereof, on the other hand, (b) on behalf of a Competitive Business employ or engage any person who was an employee of the Company within the preceding twelve (12) months, or (c) solicit any customer, supplier, investor or other business relation of the Company with whom you have dealt during the twelve (12) months prior to your Notice Date or in respect of whom you were, on your Notice Date, in possession of, Confidential Information, to reduce or cease doing business with the Company. Notwithstanding the foregoing, it shall not be a violation of clause (a) or (b) above to induce, solicit or hire any individual whose employment with the Company was terminated by the Company or who is induced, solicited or hired in response to a general advertisement by an entity with which you are associated or other communications in any media not targeted specifically at any individual described in (a) or (b) above. You further agree that, during your employment with or provision of services to the Company and for twelve (12) months following the Notice Date, you will not directly or indirectly (including through another person) (a) engage in any Competitive Business for your own account, (b) enter the employ of, or render any services to, any person engaged in any Competitive Business, or (c) acquire a material financial interest in any Competitive Business. Nothing herein shall, however, prohibit you from (i) being a passive owner of not more than 2% of the outstanding stock (or other interests) of any class of an entity that is publicly quoted or listed, so long as you have no active participation in the business of such entity; (ii) providing services to or maintaining a family office for purposes of managing your personal or family investments, provided you do not manage the investments or assets of any unrelated third party, or (iii) providing services to or becoming employed by any person that has a division, business unit or department that engages in any Competitive Business provided you do not, directly or indirectly, provide services to, are not responsible for, or do not have any oversight or supervisory responsibility for any such division, business unit or department. As used in this paragraph: (i) “person” means an individual, a corporation, limited liability company, partnership, association, trust or any other entity; and (ii) activity undertaken “directly or indirectly” includes any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner or a stockholder, member, partner, joint venturer of or otherwise, and includes any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise.

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Subsequent Engagement. Notwithstanding anything to the contrary contained herein, while you are employed by the Company, prior to accepting (or entering into a written understanding that provides for your) employment or consulting engagement with any person or entity unrelated to the Company, you will provide (i) written notice to the Company of such offer, and (ii) a copy of the paragraph entitled “No Solicitation or Competition” herein to any such prospective employer or service recipient, with a copy provided simultaneously to the Company. You shall promptly notify the Company of your acceptance of employment with, or agreement to provide substantial services to, any entity unrelated to the Company for nine (9) months from and after your Termination Date.

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Nondisparagement. You agree that you will not, whether during your employment or thereafter, directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages the business reputation of the Company or any of directors, officers, partners and successors, past and present, and each of them.

The Company similarly agrees that none of its senior officers, Executive Committee members or directors will, whether during your employment or thereafter, directly or indirectly, make or ratify any statement, public or private, oral or written, to any person that disparages your business reputation. The Company will direct its partners not to make or ratify any statement, directly or indirectly, public or private, oral or written, to any person that disparages your business reputation, whether during your employment or thereafter.

Nothing contained herein shall prevent either party from making truthful statements as may be required by law or subpoena.

Remedies; Severability. Because your services are unique and you have had and will have access during the course of your employment to Confidential Information, money damages would be an inadequate remedy for any breach of the foregoing confidentiality, solicitation and competition provisions (the “Protective Covenants”). Therefore, in the event of a breach or threatened breach of any provision of a Protective Covenant during the restricted periods set forth herein, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, (a) apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) and/or (b) cease any continuation of benefits to you otherwise called for by this letter agreement. If any provision of this letter agreement shall be held invalid, illegal or unenforceable in any jurisdiction for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law. You hereby acknowledge and agree with the Company that (x) each of the Protective Covenants is an entirely separate, severable and independent covenant and restriction on you; (y) the duration, extent and application of each of the Protective Covenants is no greater than is necessary for the protection of the goodwill and trade connections of the business of the Company; and (z) in the event that any restriction on you contained in the Protective Covenants shall be found void but would be valid if some part thereof were deleted, such restrictions shall apply with any such deletion as may be necessary to make it valid and effective. The covenants set forth herein, in the Stock Option Agreement and the Restricted Share Unit Award Agreement shall be the exclusive covenants applicable to you as of the date hereof.

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No Mitigation. The Company’s obligation to make the payments provided for in this letter and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action that the Company may have against you. In no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under this letter and such amounts shall not be reduced whether or not you obtain other employment.

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Choice of Law; Forum; Waiver of Jury Trial. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and the parties submit to the exclusive jurisdiction of the federal and state courts of New York, New York (Borough of Manhattan) in relation to any dispute arising in connection herewith. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, YOU AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT YOU WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR YOU MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES RELATING TO YOUR EMPLOYMENT OR THIS LETTER AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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Section 409A Compliance. It is intended that this letter agreement shall comply with the provisions of Section 409A of the Code and the Treasury regulations relating thereto, or an exemption to Section 409A of the Code, and shall be considered and interpreted in accordance with such intent. Any payments that qualify for the “short-term deferral” exception or another exception under

Section 409A of the Code shall be paid under the applicable exception. Notwithstanding any other provision of this letter agreement to the contrary, all reimbursements and in-kind benefits provided under this letter agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this letter agreement); (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year; (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.

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Miscellaneous. This letter agreement may not be modified, amended or waived unless in writing signed by the undersigned parties. Any notice required hereunder shall be made in writing, as applicable, to the Company in care of the general counsel at his principal office location, with a copy to the Global Head of Human Resources at her principal office location, or to you at your principal office location or home address most recently on file with the Company, such notice to be deemed effective on the earlier of receipt or two days after it is issued. This letter agreement may not be assigned by the parties other than as expressly provided herein. This letter agreement may be executed through the use of separate signature pages or in any number of counterparts, with the same effect as if the parties executing such counterparts had executed one counterpart.

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The effectiveness of these terms is subject to your execution and return of this letter agreement on or before November 30, 2010 and on completion of a satisfactory background check. This letter agreement constitutes the entire agreement between the parties in relation to its subject matter and supersedes any previous agreement or understanding between the parties relating thereto, all of which are hereby cancelled, and you confirm that in signing this letter agreement you have not relied on any warranty, representation, assurance or promise of any kind whatsoever other than as are expressly set out in this letter agreement or in the plans and documents referenced herein.

Sincerely,

/s/ Lisa Barse Bernstein
Lisa Barse Bernstein
Global Head of Human Resources

Agreed and Accepted:

/s/ Marc Spilker
Marc Spilker

Date: Nov 24, 2010

Additional Definitions

“Cause” means a termination of your employment, based upon a finding by the Executive Committee (without your participation), acting in good faith, after the occurrence of any of the following: (a) you are convicted or charged with a criminal offense; (b) your knowing and intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (c) your bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or your engagement in conduct which is materially injurious to the Company, monetarily or otherwise; (d) your willful and intentional failure to comply in connection with any matter that is within your reasonable control with any reasonable directive of the Executive Committee in connection with the performance of any services on behalf of the Company; (e) your willful and intentional breach of any material provision of this letter agreement or any material provisions of any other agreements of the Company which causes material injury to the Company, monetarily or otherwise; (f) your intentional violation of any material written policies adopted by the Company governing the conduct of persons performing services on behalf of the Company or your non-adherence to the Company’s written policies and procedures or other applicable Company compliance manuals; (g) the willful taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Company, or that was otherwise materially disruptive of their business or affairs; provided, however, that the term Cause shall not include for this purpose (A) any mistake of judgment made in good faith or (B) a communication to Leon D. Black, Marc J. Rowan, Joshua J. Harris or other senior executives of the Company, of any bona fide disagreement or suggestion concerning a proposed action by the Company; (h) the willful and intentional failure by you to devote substantially all of your business time, attention and energies to performing services as an executive of the Company without the prior written consent of the Company, other than by reason of death or your physical or mental incapacity; (i) the obtaining by you of any material improper personal benefit as a result of a material breach by you of any material covenant or agreement (including, without limitation, a material breach by you of the Company’s code of ethics or a material breach by you of other material written policies furnished to you relating to personal investment transactions); or (j) your suspension or other disciplinary action by an applicable regulatory authority that precludes you from carrying out your material duties to the Company; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (d) to (g) is capable of being cured, you have failed to do so after being given written notice and a reasonable opportunity to cure.

“Competitive Business” means a business, operating in any jurisdiction in which a Company-affiliated fund or account, the Company, or another Company-affiliated management company manages or owns investments, which business manages or invests in assets substantially similar to those of a Company-affiliated fund or account, the Company or such management company directly or indirectly manages or in which it invests or any other business which competes with any business conducted by the Company as of the Termination Date.

“Confidential Information” means information that is not generally known to the public or the industry and that is used, developed or obtained by the Company in connection with its business, including, without limitation, information, observations and data obtained by you while employed by the Company or any of its predecessors (including those obtained prior to the date hereof) concerning the business or affairs of the Company (or such predecessors) or any affiliate thereof, fees, costs and pricing structures, investment performance, analyses, and new developments, compensation terms, levels, and arrangements, customer, client and investor information, customer, client and investor lists, all technology and trade secrets, investments and potential investments, and all similar and related information in whatever form. Confidential Information will not include any information previously published in a form generally available to the public or the industry. Confidential Information will be deemed published only if all material features comprising such information have been published in combination.

“Disability” means (i) you are not able to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, you are receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company. The determination of whether or not a Disability exists for purposes of this letter agreement shall be made by a physician selected by the Company and reasonably acceptable to you and who is qualified to give such professional medical assessment.

“Good Reason” means, without your written consent, (a) a material adverse change in your title; (b) a requirement to report to a person or persons other than the other members of the Executive Committee; (c) the Company’s requirement that you no longer serve as a non-voting member of the Executive Committee; (d) a material adverse change in your duties and responsibilities from those contemplated by this letter agreement; (e) a reduction in your Base Salary, (f) a change in your office location to a location outside of Manhattan, or (g) a material breach of any other provision of this letter agreement or any other agreement between you and the Company; provided, however, that the foregoing shall constitute Good Reason only if (x) you provide written notice of your employment termination within ninety (90) days after the initial occurrence of the Good Reason condition, describing such condition in reasonable detail, and (y) you provide the Company with thirty (30) days to remedy the Good Reason condition following such notice and the Company fails to do so. Any resignation for Good Reason must occur within one hundred twenty (120) days after you provide the notice to the Company described in clause (x) of the immediately preceding sentence unless an earlier date is required by the Company.